EXHIBIT 23.1




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                              CONSENT OF ATTORNEYS


      Reference is made to the Registration Statement of Springbank Resources, Inc. on Form SB-2 whereby certain shareholders of the Company propose to sell up to 4,342,500 shares of the Company's common stock. Reference is also made to
Exhibit 5 included in the Registration Statement relating to the validity of the securities proposed to be sold.

      We hereby consent to the use of our opinion concerning the validity of the securities to be sold.


                                Very truly yours,

                                HART & TRINEN, L.L.P.



                                  /s/ William T. Hart
                                 William T. Hart

Denver, Colorado
December 14, 2006



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